Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-253253, 333-236903, 333-230467, and 333-223848 on Form S-8 of our reports dated 29 February 2024 relating to the financial statements of Nokia Corporation and the effectiveness of Nokia Corporation’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended 31 December 2023.

/s/ Deloitte Oy

Deloitte Oy
Helsinki, Finland
29 February 2024